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                                                                     Exhibit 99y

                         UNITED STATES BANKRUPTCY COURT
               FOR THE [___________] DISTRICT OF [_____________]


In re:                                 )    Chapter 11
                                       )
ZENITH ELECTRONICS CORPORATION         )    Case No. 99-___(___)
                                       )
          Debtor.                      )

               BALLOT FOR ACCEPTING OR REJECTING THE PREPACKAGED
        PLAN OF REORGANIZATION DATED _________________________, 1999 OF
                         ZENITH ELECTRONICS CORPORATION

                          Class 4 - Bank Lender Claims

                      PLEASE READ AND FOLLOW THE ENCLOSED
          VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THE BALLOT.

               PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE
             YOUR ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN.

________________________________________________________________________________
      THIS BALLOT IS ACCOMPANIED BY A RETURN ENVELOPE THAT IS ADDRESSED TO
             GEORGESON & COMPANY, INC. (THE "SOLICITATION AGENT").
      THIS BALLOT MUST BE RECEIVED BY THE SOLICITATION AGENT BY 5:00 P.M.,
             NEW YORK CITY TIME, ___, 1999 (THE "EXPIRATION DATE")
    UNLESS THE COMPANY, IN ITS SOLE DISCRETION, EXTENDS OR WAIVES THE PERIOD
      DURING WHICH BALLOTS WILL BE ACCEPTED BY THE COMPANY, IN WHICH CASE
      THE TERM "EXPIRATION DATE" FOR SUCH SOLICITATION SHALL MEAN THE LAST
             TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED.
________________________________________________________________________________

This Ballot may not be used for any purpose other than for casting votes to accept or reject the Prepackaged Plan (as defined herein). All capitalized terms used in the Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Prepackaged Plan of Reorganization dated ______________, 1999 of Zenith Electronics Corporation (the "Prepackaged Plan").

Item 1.  Amount and Type of Claim.

The undersigned is the beneficial holder of a Class 4 Claim in the aggregate outstanding amount of $__________.

Item 2.  Certifications.

By signing this Ballot, the undersigned certifies:

     (i) to the Bankruptcy Court and the Company that either (a) such person or entity is the beneficial interest holder of the Claims or securities being voted or (b) such person or entity is an authorized signatory for some person or entity which is a beneficial interest holder of the Claims or securities being voted;

     (ii) to the Bankruptcy Court and the Company that such person or entity (or in the case of an authorized signatory, the beneficial interest holder) has received a copy of the Disclosure Statement and Solicitation Materials and will acknowledge that the Solicitation is being made pursuant to the terms and conditions set forth therein;
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     (iii) to the Bankruptcy Court and the Company that either (a) such person or entity has not submitted any other Ballots for such Class of Claims held in other accounts or other registered names or (b) such person or entity has disclosed on each Ballot completed by such person or entity the existence of Claims in the same Class held in other accounts or other registered names, and the submission of other Ballots for such Claims;

     (iv) to the Bankruptcy Court and the Company that such person or entity has cast the same vote on every Ballot completed by such person or entity with respect to holdings in a single Class of Claims;

     (v) that no other Ballots with respect to the amount of the Claims identified in Item 1 have been cast or, if any other Ballots have been cast with respect to such Claims, such earlier Ballots are hereby revoked; and

     (vi) that such person or entity (or in the case of an authorized signatory, the beneficial interest holder) be treated as the record holder of such Claims for purposes of voting on the Prepackaged Plan.

Item 3.  Class 4 Vote.

The holder of the Class 4 Claim set forth in Item 1 votes (please check one):

     [_] To Accept the Prepackaged Plan      [_] To Reject the Prepackaged Plan

            THE BOARD OF DIRECTORS OF ZENITH ELECTRONICS CORPORATION
                RECOMMENDS THAT YOU ACCEPT THE PREPACKAGED PLAN
         BY CHECKING THE "TO ACCEPT THE PREPACKAGED PLAN" BOX IN ITEM 3

Dated:_______________

                         Name of Voter:________________________________________
                                         (Print or Type)

                         Social Security or Tax I.D. No._______________________

                         Signature_____________________________________________

                         By____________________________________________________
                                (If Appropriate)

                         Title:________________________________________________
                                (If Appropriate)

                         Street Address________________________________________

                         City, State and Zip Code______________________________

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                         PLEASE COMPLETE, SIGN AND DATE
                       THE BALLOT AND RETURN IT PROMPTLY

                        YOUR BALLOT MUST BE RECEIVED BY:

           BALLOT TABULATION CENTER-ZENITH ELECTRONICS CORPORATION:

                                       ________________
                                       ________________
                                       ________________
                                          Attn:________


                     BY 5:00 P.M., NEW YORK CITY TIME ON OR
        BEFORE ________________, 1999, OR YOUR VOTE WILL NOT BE COUNTED

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                              VOTING INSTRUCTIONS


1. All capitalized terms used in the Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Prepackaged Plan of Reorganization dated ___________, 1999 of Zenith Electronics Corporation (the "Prepackaged Plan").

2. The Prepackaged Plan can be confirmed by the Bankruptcy Court, and therefore made binding on you, if it is accepted by the holders of two-thirds in amount and more than one-half in number of debt claims in each impaired debt class voting on the Prepackaged Plan. Please review the Disclosure Statement for more information.

3. To ensure that your vote is counted, you must (i) complete the Ballot, (ii) indicate your decision either to accept or reject the Prepackaged Plan in the boxes provided in Item 3 of the Ballot, and (iii) sign and return the Ballot to the address set forth on the enclosed prepaid envelope. Your Ballot must be received by Georgeson & Company, Inc. -________________________________ (the
"Solicitation Agent") by 5:00 p.m., New York City Time on or before _______________, 1999 (the "Expiration Date"). If a Ballot is received after the Expiration Date, it will not be counted. The method of delivery of Ballots to be sent to the Solicitation Agent is at the election and risk of each holder of a Claim. Except as otherwise provided herein, such delivery will be deemed made only when the original executed Ballot is actually received by the Solicitation Agent. Instead of effecting delivery by mail, it is recommended, though not required, that such holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. Delivery of a Ballot by facsimile, e-mail or any other electronic means will not be accepted. No Ballot should be sent to the Company, any indenture trustee, or the Company's financial or legal advisors.

4. If multiple Ballots are received from an individual holder of Claims with respect to the same Claims prior to the Expiration Date, the last Ballot timely received will supersede and revoke any earlier received Ballot.

5. The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Prepackaged Plan and to determine the alleged amount of a beneficial holder's claim. Accordingly, at this time, creditors should not surrender certificates or instruments representing or evidencing their Claims, and neither the Company nor the Solicitation Agent will accept delivery of such certificates or instruments surrendered together with a Ballot. The remittance of your notes or other evidence of your claims for exchange pursuant to the Prepackaged Plan may only be made by you and will not be accepted if certificates or instruments representing your Claims (in proper form for transfer) are delivered together with a letter of transmittal that will be furnished to you as provided under the Prepackaged Plan or as notified following confirmation of the Prepackaged Plan by the Bankruptcy Court.

6. This Ballot does not constitute, and shall not deemed to be, a proof of claim or equity interest or an assertion or admission of a claim or equity interest.

7. Please be sure to sign and date your Ballot. If you are completing the Ballot on behalf of an entity, indicate your relationship with such entity and the capacity in which you are signing. In addition, please provide your name and mailing address if different from that set forth on the attached mailing label or if no such mailing label is attached to the Ballot.

8. If you hold Claims in more than one class under the Prepackaged Plan, you may receive more than one Ballot coded for each different Class. Each Ballot votes only your claims indicated on that Ballot. Please complete and return each Ballot you received.

9. The Ballot must be returned in sufficient time to allow it to be RECEIVED by the Solicitation Agent by no later than 5:00 p.m., New York City Time, on or before the Expiration Date. If you believe you have received the wrong Ballot, please contact the Solicitation Agent or your broker or bank immediately.

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                       PLEASE MAIL YOUR BALLOT PROMPTLY!
                       --------------------------------

                IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT
                           OR THE VOTING PROCEDURES,
             PLEASE CALL THE SOLICITATION AGENT AT _______________.

                                      -5-